EXHIBIT 10.9
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                                 PROMISSORY NOTE

$2,000,000                                                  Dated: June 24, 1999

         FOR VALUE RECEIVED, ABLE LABORATORIES, INC., a corporation duly created and validly existing under the laws of the State of Delaware (the "Borrower") promises to pay to he order of the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, a public body corporate and politic and governmental instrumentality of the State of New Jersey (the "Authority"), the principal sum of TWO MILLION DOLLARS, and to pay interest from the date of issuance of the 1999 Bonds (hereinafter defined) on the unpaid principal amount of this Note, such principal and interest to be paid at the times, in the amounts and at the interest rates hereinafter provided.

         This Note evidences the Borrower's indebtedness to the Authority under a Loan Agreement dated as of June 1, 1999 (the "Loan Agreement") which provides for the Authority to issue its Industrial Development Revenue Bonds (Able Laboratories, Inc. Project) Series 1999A in the principal amount of $1,700,000 (the "1999A Bonds") and its Industrial Development Revenue Bonds (Able Laboratories, Inc. Project) Series 1999B Bonds (Taxable) in the principal amount of $300,000 (the"1999B Bonds," and together with the 1999A Bonds, the "1999 Bonds") and for the proceeds of the 1999 Bonds to be loaned to the Borrower to pay costs of the Project described in the Loan Agreement. This Note is secured by a leasehold mortgage, security agreement, assignment of rents and financing statement covering the Realty, the Gross Revenues and personal property associated with the Facilities from the Borrower to the Authority and by the other collateral described therein (the "Mortgage"). In order to provide a source of payment for and to secure the 1999 Bonds, the Authority has transferred and assigned to the Trustee (as defined below) its right, title and interest in and to this Note, the Mortgage, the Guaranty and the Loan Agreement, subject to the reservations set forth therein, and accordingly, all interest and principal payments due hereunder shall be paid to U.S. Bank Trust National Association, 101 North First Avenue, Suite 2000, Phoenix, AZ 85003, Attention:
Corporate Trust Services, as Trustee (the "Trustee") under an Trust Indenture dated as of June 1, 1999 (the "Indenture") as the assignee and holder of this Note or at such other place as the Trustee or other holder of this Note may designate in writing to the Authority and the Borrower. All payments made pursuant to this Note shall be made in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public or private debts and which are immediately payable in Federal or other funds and at or before 11:00 a.m., New York time, on each date when due and payable.

         The Borrower shall pay or cause to be paid the principal, premium, if any, and interest on this Note at such times and in such amounts which will permit the Authority to make timely payments of the principal of, premium, if any, and interest on the 1999 Bonds.

         This Note bears interest at the same rates and the interest on this Note shall be computed and shall be payable on the same terms and conditions as the interest on the 1999 Bonds, and all of the terms and provisions of the 1999 Bonds pertaining thereto are incorporated by reference herein.

         In any case where the date of maturity of interest on or principal of this Note or the date fixed for prepayment or redemption of this Note shall be on (a) a Saturday, Sunday or legal holiday, (b) a day on which banks located in New York, New York or in the city in which the principal corporate trust office of the Trustee or the Paying Agent are required or authorized by law to close, or (c) a day on which the New York Stock Exchange, Inc. is closed, then payment of principal, premium, if any, or interest need not be made on such date but may be made on the immediately succeeding Business Day (as defined in the Loan Agreement) with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

         The Borrower shall also pay to the Trustee any and all other sums which the Authority is obligated to pay to the Trustee under the terms and provisions of the Indenture.

         This Note is subject to prepayment or redemption in the same manner as provided for the redemption under Article IV of the Indenture and the defeasance under Article X of the Indenture for the 1999 Bonds, and all of such redemption and defeasance terms and provisions of the 1999 Bonds pertaining thereto are incorporated by reference herein.

         Upon the occurrence of any Event of Default (as defined in the Loan Agreement) the entire unpaid balance of the principal and accrued interest on this Note may, at the option of the Authority or the Trustee, as provided in the Loan Agreement, become immediately due and payable in the manner, with the effect and subject to the conditions provided in the Loan Agreement.

         This Note is subject to all of the terms and conditions of the Loan Agreement, which are hereby incorporated herein, with the same effect as if the Loan Agreement were fully set forth herein. Reference is hereby made to the Loan Agreement, executed counterparts of which are on file with the Authority, the Borrower and the Trustee, for a description of the security for the Note, the rights and obligations of the Borrower and the Authority in connection with the Facilities and the loan made to finance the Project, and such other matters affecting the indebtedness evidenced by this Note.

         THIS NOTE IS A GENERAL OBLIGATION OF THE BORROWER, TO WHICH ITS FULL FAITH AND CREDIT ARE PLEDGED.

         The Borrower and any endorser hereof severally waive presentment, demand, protest and notices (other than notices provided for in the Loan Agreement or as required by law).


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

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed on its behalf as of the date above.


ATTEST:                                    ABLE LABORATORIES, INC.
[SEAL]


_____________________                      By: _____________________











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



         Pay To The Order of U.S. Bank Trust National Association, as Trustee, Without Recourse.



ATTEST:                                     NEW JERSEY ECONOMIC DEVELOPMENT
                                            AUTHORITY
[SEAL]


_______________________                     By: ____________________________
FRANK T. MANCINI, JR.                           CAREN S. FRANZINI
Assistant Secretary                             Executive Director









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